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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 17, 2002


                            MAVERICK TUBE CORPORATION
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-10651                  43-1455766
    ---------------------            ------------              ---------------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri             63017
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (636) 733-1600
                          -----------------------------

              (Registrant's telephone number, including area code)

                                 Not applicable.
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         (Former name or former address, if changed since last report.)
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
ITEM 9.  REGULATION FD DISCLOSURE

     On December 17, 2002, Maverick Tube Corporation issued a press release announcing its earnings expectations for the quarter ended December 31, 2002. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2002


                                   MAVERICK TUBE CORPORATION


                                   By: /s/ Pamela G. Boone
                                       -----------------------------------------
                                       Pamela G. Boone
                                       Vice President - Finance and
                                       Administration and Chief Financil Officer


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
                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------

99.1 Text of Press Release dated December 17, 2002 issued by Maverick Tube Corporation.

                                                                    Exhibit 99.1


 FOR IMMEDIATE RELEASE                               December 17, 2002
----------------------

For further information contact:                     Pamela G. Boone
                                                     Vice President Finance, CFO
                                                     636-733-1600
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                            MAVERICK TUBE CORPORATION
            Provides Guidance on Fourth Quarter 2002 Operating Results
--------------------------------------------------------------------------------

     St. Louis, December 17, 2002 ---- Maverick Tube Corporation (NYSE:MVK) reported today that it has received a number of inquiries from analysts and investors in light of published reports of lackluster oil country tubular goods
(OCTG) demand in both the U.S. and Canada.

     Consistent with current industry conditions, Maverick's U.S. volume and prices have not increased as expected during the fourth quarter. Anticipated revenues during the fourth quarter should be in a range of $114 to $120 million, basically flat to the $114 million level achieved in the third quarter, and up approximately 9% from the $105 million level experienced during the fourth quarter of last year. However, the increase in steel cost during the quarter was not offset by selling price increases due to lower than anticipated drilling activity. Accordingly, Maverick anticipates a loss in the range of $0.05 to $0.10 per diluted share, depending on shipping levels achieved during the last two weeks of the year.

     Gregg Eisenberg, Maverick's Chairman, President and Chief Executive Officer commented, "Our segment of the OCTG market in the U.S. has not picked up as we had anticipated at the end of the previous quarter. While Canadian drilling activity has seen recent improvement, it is still below our previous expectations. While total Company shipments have increased approximately 7% from third quarter levels, lower selling prices and increased steel cost have led to a near term compression in our margins."

     The Company confirms that it will release further details regarding the quarter's financial results and near term outlook for next quarter when it releases its earnings statement for the quarter on January 20th, after the market closes. Interested investors can participate in the regular quarterly conference call scheduled for the morning of January 21st at 10:00 a.m. central time by dialing 877-431-9894.

     Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry in drilling, production, well servicing and line pipe applications as well as industrial tubing products (HSS and standard pipe) used in various industrial applications.

     This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under "Risk Factors" and elsewhere in Maverick's Form 10-K for its year ended December 31, 2001.